UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2024

Cable One, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cable One, Inc. (the “Company”) has determined to eliminate the position of Chief Legal and Administrative Officer, currently held by Peter N. Witty, effective January 1, 2025. As a result, on October 15, 2024, Mr. Witty determined he will retire from the Company on or before June 30, 2025. Following January 1, 2025, and until his retirement, Mr. Witty will continue to be employed by the Company as a senior advisor. Mr. Witty’s departure is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures. The Company expects to enter into a separation and release agreement with Mr. Witty and will disclose the terms of such agreement in an amendment to this Current Report on Form 8-K.

In connection with Mr. Witty’s departure, the Company will promote its current Vice President, Deputy General Counsel and Secretary, Christopher J. Arntzen, to the position of Senior Vice President, General Counsel and Secretary effective January 1, 2025. Mr. Arntzen will assume Mr. Witty’s responsibilities with respect to legal matters and government affairs, and the Company will reallocate the other job functions currently included as part of the role of Chief Legal and Administrative Officer among other Company employees effective as of January 1, 2025.

Mr. Arntzen joined the Company in May 2021 and has more than twenty-five years of legal experience. He started his career practicing law at Baker Botts L.L.P. for over thirteen years as an associate and a partner, and has also held other senior in-house counsel positions, including serving as Vice President and Deputy General Counsel at CenterPoint Energy, Inc. and Deputy General Counsel at ZoomInfo Technologies Inc. Mr. Arntzen holds a J.D. from the University of Texas School of Law and a bachelor’s degree from Rice University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Chief Legal and Administrative Officer

Date: October 16, 2024